Exhibit 99.1
GoHealth Reports Third Quarter 2021 Results Reaffirms Full-Year Guidance
CHICAGO, November 9, 2021 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three and nine months ended September 30, 2021.

Third quarter 2021 net revenue of $211.7 million increased 30% compared to the prior year period. YTD 2021 net revenue of $612.8 million increased 42% compared to the prior year period.

Third quarter 2021 Medicare—Internal revenue of $158.6 million increased 19% compared to the prior year period. YTD 2021 Medicare—Internal revenue of $476.4 million increased 51% compared to the prior year period.

Third quarter 2021 Medicare Advantage (“MA”) Approved Submissions of 193,107 increased 100% compared to the prior year period. YTD 2021 MA Approved Submissions of 516,983 increased 67% compared to the prior year period.

Third quarter 2021 MA LTV Per Approved Submission of $926 decreased 6% compared to the prior year period. YTD 2021 MA LTV Per Approved Submission of $957 increased 5% compared to the prior year period.

Third quarter 2021 net loss of $55.4 million compared to a net loss of $206.5 million in the prior year period; Adjusted EBITDA[1] of negative $14.1 million decreased 136% compared to the prior year period due to the 2021 strategic investments in agent capacity, marketplace technology, branding and the Encompass Platform. YTD 2021 net loss was $101.9 million compared to a net loss of $230.3 million in the prior year period; Adjusted EBITDA[1] of $32.3 million decreased 68% compared to the prior year period.

The Company reaffirmed its full-year 2021 outlook, and expects total net revenue of $1,200 - $1,300 million (+37% to +48%) powered by commission net revenue of $1,000 - $1,100 million (+49% to +64%). The Company also reaffirms its Adjusted EBITDA[1] outlook of $300 - $330 million (+11% to +22%).

Clint Jones, co-founder and CEO said, “During the third quarter, we delivered revenue growth of 30%, while also exceeding our agent hiring goals in preparation for a successful Annual Enrollment Period. We are excited about our ability to grow our membership base during AEP and deliver the trusted healthcare advice seniors need to navigate the increasingly complex Medicare market. This increase in our agent force will enable us to better serve more seniors during this year’s AEP, grow our membership base and realize the potential of this enormous market opportunity. As a result of our agent hiring and momentum in our Encompass Platform, we are reaffirming our full-year 2021 guidance.”

Third Quarter 2021 Highlights2
•Total company revenue grew 30% to $211.7 million, net of a $6.7 million negative revenue adjustment relating to revenue estimates from prior periods
•Medicare—Internal net revenue increased 19% to $158.6 million
•LTV Per carrier Approved MA Submission decreased 6% to $926
•Adjusted EBITDA1 decreased 136% to negative $14.1 million
◦Investment in customer care and enrollment grew to $87.8 million, an increase of 112% excluding non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO in prior year results, which primarily represents the costs to hire and onboard agents in advance of the Annual Enrollment Period (“AEP”)
▪Agent counts grew well ahead of the 50% target as the Company prepares for the AEP and fiscal 2022
◦Total cost of revenue, marketing and advertising expense grew 28%, roughly in line with sales growth

YTD 2021 Highlights2
•Total company revenue grew 42% to $612.8 million
•Medicare—Internal net revenue increased 51% to $476.4 million
•LTV Per carrier Approved MA Submission increased 5% to $957
•Adjusted EBITDA1 decreased 68% to $32.3 million
◦Investment in customer care and enrollment grew to $196.8 million, an increase of 110% excluding non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO in prior year results, which primarily represents the costs to hire and onboard agents in advance of the AEP
◦Total cost of revenue, marketing and advertising expense grew 44%, roughly in line with sales growth
2021 Financial Outlook
The trajectory of the U.S. economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. The Company is reaffirming its financial outlook for the fiscal year ending December 31, 2021 based on current market conditions and expectations:
•Full-year 2021 net revenue of $1,200 - $1,300 million, representing year-over-year growth of 37% - 48%
◦Full-year 2021 commission revenue of $1,000 - $1,100 million, representing year-over-year growth of 49% - 64%, fueled by the Company’s continued investment in its Medicare business, including GoHealth’s Encompass Platform
•Full-year 2021 Adjusted EBITDA1 of $300 - $330 million, representing year-over-year growth of 11% - 22%
Conference Call Details
The Company will host a conference call today, Tuesday, November 9, 2021 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 2553159. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Third quarter and YTD 2021 results compared to the comparable prior year period.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2021, including with respect to revenue and Adjusted EBITDA, the growth of our membership base, and our ability to realize the potential of our market opportunity are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship; failure to grow the Company’s customer base or retain its existing customers; the time and cost of training agents are significant and can increase during a period of high attrition; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for share-based compensation expense, accelerated vesting of certain equity awards, loss on extinguishment of debt, loss on sublease, non-recurring legal fees, change in fair value of contingent consideration liability, IPO transaction costs, and severance costs. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Management has provided its outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Reconciliations of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is presented in the table below in this press release.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for share-based compensation expense, accelerated vesting of certain equity awards, loss on extinguishment of debt, loss on sublease, non-recurring legal fees, change in fair value of contingent consideration liability, IPO transaction costs, and severance costs.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Revenue Per Submission” refers to the total net revenues per Submitted Policy, which we define as (i) total net revenue, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of Submitted Policies for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Sep. 30, 2021		Three months ended Sep. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$174,948	82.6%	$101,390	62.1%	$73,558	72.5%
Enterprise	36,786	17.4%	61,970	37.9%	(25,184)	(40.6)%
Net revenues	211,734	100.0%	163,360	100.0%	48,374	29.6%
Operating expenses:
Cost of revenue	53,632	25.3%	25,827	15.8%	27,805	107.7%
Marketing and advertising	59,511	28.1%	62,848	38.5%	(3,337)	(5.3)%
Customer care and enrollment	87,813	41.5%	52,896	32.4%	34,917	66.0%
Technology	11,651	5.5%	39,520	24.2%	(27,869)	(70.5)%
General and administrative	24,232	11.4%	156,551	95.8%	(132,319)	(84.5)%
Amortization of intangible assets	23,514	11.1%	23,514	14.4%	—	—%
Total operating expenses	260,353	123.0%	361,156	221.1%	(100,803)	(27.9)%
Income (loss) from operations	(48,619)	(23.0)%	(197,796)	(121.1)%	149,177	(75.4)%
Interest expense	6,921	3.3%	8,636	5.3%	(1,715)	(19.9)%
Loss on extinguishment of debt	—	—%	—	—%	—	N/M
Other (income) expense	(30)	—%	2	—%	(32)	N/M
Income (loss) before income taxes	(55,510)	(26.2)%	(206,434)	(126.4)%	150,924	(73.1)%
Income tax expense (benefit)	(79)	—%	62	—%	(141)	N/M
Net income (loss)	$(55,431)	(26.2)%	$(206,496)	(126.4)%	$151,065	(73.2)%
Net income (loss) attributable to noncontrolling interests	(35,248)	(16.6)%	(150,076)	(91.9)%	114,828	N/M
Net income (loss) attributable to GoHealth, Inc.	$(20,183)	(9.5)%	$(56,420)	(34.5)%	$36,237	(64.2)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted (1)	$(0.18)		$(0.65)
Weighted-average shares of Class A common stock outstanding — basic and diluted	113,938		84,183
Non-GAAP financial measures:
EBITDA	$(22,519)		$(173,021)
Adjusted EBITDA	$(14,068)		$39,284
Adjusted EBITDA margin	(6.6)%		24.0%
_________________________
NM = Not meaningful
(1)Net loss per share of Class A common stock—basic and diluted is the same for both the three and nine months ended September 30, 2020 as both periods are based on the post-IPO net loss from July 17, 2020 to September 30, 2020.

(in thousands, except percentages and per share amounts)	Nine months ended Sep. 30, 2021		Nine months ended Sep. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$496,437	81.0%	$310,506	72.0%	$185,931	59.9%
Enterprise	116,378	19.0%	120,921	28.0%	(4,543)	(3.8)%
Net revenues	612,815	100.0%	431,427	100.0%	181,388	42.0%
Operating expenses:
Cost of revenue	139,449	22.8%	104,520	24.2%	34,929	33.4%
Marketing and advertising	169,730	27.7%	110,556	25.6%	59,174	53.5%
Customer care and enrollment	196,834	32.1%	105,267	24.4%	91,567	87.0%
Technology	33,251	5.4%	49,818	11.5%	(16,567)	(33.3)%
General and administrative	69,176	11.3%	177,400	41.1%	(108,224)	(61.0)%
Change in fair value of contingent consideration liability	—	—%	19,700	4.6%	(19,700)	N/M
Amortization of intangible assets	70,543	11.5%	70,543	16.4%	—	—%
Total operating expenses	678,983	110.8%	637,804	147.8%	41,179	6.5%
Income (loss) from operations	(66,168)	(10.8)%	(206,377)	(47.8)%	140,209	(67.9)%
Interest expense	23,886	3.9%	24,378	5.7%	(492)	(2.0)%
Loss on extinguishment of debt	11,935	1.9%	—	—%	11,935	N/M
Other (income) expense	27	—%	(494)	(0.1)%	521	(105.5)%
Income (loss) before income taxes	(102,016)	(16.6)%	(230,261)	(53.4)%	128,245	(55.7)%
Income tax expense (benefit)	(142)	—%	38	—%	(180)	N/M
Net income (loss)	$(101,874)	(16.6)%	$(230,299)	(53.4)%	$128,425	(55.8)%
Net loss attributable to noncontrolling interests	(67,612)	(11.0)%	(150,076)	(34.8)%	$82,464	(54.9)%
Net loss attributable to GoHealth, Inc.	$(34,262)	(5.6)%	$(80,223)	(18.6)%	$45,961	(57.3)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted (1)	$(0.33)		$(0.65)
Weighted-average shares of Class A common stock outstanding — basic and diluted	102,939		84,183
Non-GAAP financial measures:
EBITDA	$(955)		$(132,441)
Adjusted EBITDA	$32,322		$101,141
Adjusted EBITDA margin	5.3%		23.4%
_________________________
NM = Not meaningful
(1)Net loss per share of Class A common stock—basic and diluted is the same for both the three and nine months ended September 30, 2020 as both periods are based on the post-IPO net loss from July 17, 2020 to September 30, 2020.

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020
Net revenues	$211,734	$163,360
Net income (loss)	(55,431)	(206,496)
Interest expense	6,921	8,636
Income tax expense (benefit)	(79)	62
Depreciation and amortization expense	26,070	24,777
EBITDA	(22,519)	(173,021)
Share-based compensation expense (1)	7,389	2,770
Accelerated vesting of certain equity awards (2)	—	209,300
Loss on sublease (3)	1,062	—
IPO transaction costs (4)	—	235
Adjusted EBITDA	$(14,068)	$39,284
Adjusted EBITDA margin	(6.6)%	24.0%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards.
(2)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the three months ended September 30, 2020.
(3)Represents the loss related to a sublease agreement entered into during the three months ended September 30, 2021.
(4)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.

(in thousands)	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Net revenues	$612,815	$431,427
Net income (loss)	(101,874)	(230,299)
Interest expense	23,886	24,378
Income tax expense (benefit)	(142)	38
Depreciation and amortization expense	77,175	73,442
EBITDA	(955)	(132,441)
Loss on extinguishment of debt (1)	11,935	—
Share-based compensation expense (2)	20,100	3,846
Accelerated vesting of certain equity awards (3)	—	209,300
Loss on sublease (4)	1,062	—
Legal fees (5)	180	—
Change in fair value of contingent consideration liability (6)	—	19,700
IPO transaction costs (7)	—	659
Severance costs (8)	—	77
Adjusted EBITDA	$32,322	$101,141
Adjusted EBITDA margin	5.3%	23.4%
_________________________
(1)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the nine months ended September 30, 2020.
(4)Represents the loss related to a sublease agreement entered into during the nine months ended September 30, 2021.
(5)Represents non-recurring legal fees unrelated to our core operations.
(6)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(7)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(8)Represents costs associated with the termination of employment.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Marketing and advertising	$698	$24,709	$1,462	$24,829
Customer care and enrollment	957	11,993	2,796	12,050
Technology	910	32,748	2,791	32,907
General and administrative	4,824	142,620	13,051	143,360
Total share-based compensation expense	$7,389	$212,070	$20,100	$213,146

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Sep. 30, 2021	Dec. 31, 2020
Assets
Current assets:
Cash and cash equivalents	$85,221	$144,234
Accounts receivable, net of allowance for doubtful accounts of $634 in 2021 and $787 in 2020	8,578	14,211
Receivable from NVX Holdings, Inc.	—	3,395
Commissions receivable - current	133,422	188,128
Prepaid expense and other current assets	29,291	41,854
Total current assets	256,512	391,822
Commissions receivable - non-current	837,958	622,270
Other long-term assets	3,988	2,072
Property, equipment, and capitalized software, net	27,424	17,353
Intangible assets, net	618,183	688,726
Goodwill	386,553	386,553
Total assets	$2,130,618	$2,108,796
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,297	$8,733
Accrued liabilities	32,737	26,926
Commissions payable - current	60,303	78,478
Deferred revenue	561	736
Current portion of long-term debt	4,270	4,170
Other current liabilities	10,764	8,328
Total current liabilities	132,932	127,371
Non-current liabilities:
Commissions payable - non-current	237,005	182,596
Long-term debt, net of current portion	439,216	396,400
Other non-current liabilities	3,676	3,274
Total non-current liabilities	679,897	582,270
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 114,713 and 84,196 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	11	8
Class B common stock – $0.0001 par value; 588,002 and 619,004 shares authorized; 205,995 and 236,997 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	21	24
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020.	—	—
Additional paid-in capital	550,455	399,169
Accumulated other comprehensive income (loss)	(4)	17
Accumulated deficit	(53,064)	(18,802)
Total stockholders’ equity attributable to GoHealth, Inc.	497,419	380,416
Non-controlling interests	820,370	1,018,739
Total stockholders’ equity	1,317,789	1,399,155
Total liabilities and stockholders’ equity	$2,130,618	$2,108,796

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

(in thousands)	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Operating Activities
Net income (loss)	$(101,874)	$(230,299)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	20,100	213,146
Depreciation and amortization	6,632	2,899
Amortization of intangible assets	70,543	70,543
Amortization of debt discount and issuance costs	1,696	1,744
Change in fair value of contingent consideration	—	19,700
Loss on extinguishment of debt	11,935	—
Loss on sublease	1,062	—
Other non-cash items	(708)	(1,100)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	6,173	14,860
Commissions receivable	(160,982)	(117,888)
Prepaid expenses and other assets	10,471	(10,884)
Accounts payable	18,298	(4,402)
Accrued liabilities	5,693	(1,793)
Deferred revenue	(175)	40,188
Commissions payable	36,233	27,983
Other liabilities	2,484	4,138
Net cash provided by (used in) operating activities	(72,419)	28,835
Investing Activities
Purchases of property, equipment and software	(19,269)	(12,023)
Net cash used in investing activities	(19,269)	(12,023)
Financing Activities
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	852,407
Payment of partial consideration of the Blocker Merger	—	(96,165)
Purchase of LLC Interests	—	(508,320)
Settlement of Senior Preferred Earnout Units	—	(100,000)
Proceeds received upon issuance of common units	—	10,000
Borrowings under term loans	335,000	117,000
Payments of term loans	(297,903)	(2,835)
Call premium paid for debt extinguishment	(5,910)	—
Debt issuance cost payments	(1,608)	(6,291)
Principal payments under capital lease obligations	(231)	(218)
Cash received on advancement to NVX Holdings, Inc.	3,395	—
Net cash provided by financing activities	32,743	265,578
Effect of exchange rate changes on cash and cash equivalents	(68)	(68)
Increase in cash and cash equivalents	(59,013)	282,322
Cash and cash equivalents at beginning of period	144,234	12,276
Cash and cash equivalents at end of period	$85,221	$294,598
Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$2,734	$1,104
Issuance of senior preferred earnout units to settle contingent consideration liability	$—	$100,000
Issuance of common A and B units to settle contingent consideration liability	$—	$100,000
Issuance of Class A and Class B common stock in connection with Reorganization Transactions	$—	$30
Settlement of contingent consideration liability	$—	$62,400

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Sep. 30, 2021		Three months ended Sep. 30, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$158,605	74.9%	$133,723	82.0%	$24,882	18.6%
Medicare - External	46,237	21.8%	20,252	12.4%	25,985	128.3%
IFP and Other - Internal	5,742	2.7%	6,147	3.8%	(405)	(6.6)%
IFP and Other - External	1,150	0.5%	3,238	2.0%	(2,088)	(64.5)%
Net revenues	211,734	100.0%	163,360	100.0%	48,374	29.6%
Segment profit (loss):
Medicare - Internal	(4,126)	(1.9)%	49,464	30.3%	(53,590)	(108.3)%
Medicare - External	1,866	0.9%	720	0.4%	1,146	N/M
IFP and Other - Internal	2,186	1.0%	(245)	(0.1)%	2,431	N/M
IFP and Other - External	(330)	(0.2)%	147	0.1%	(477)	(324.5)%
Segment profit (loss)	(404)	(0.2)%	50,086	30.7%	(50,490)	(100.8)%
Corporate expense	24,701	11.7%	224,368	137.3%	(199,667)	(89.0)%
Amortization of intangible assets	23,514	11.1%	23,514	14.4%	—	—%
Interest expense	6,921	3.3%	8,636	5.3%	(1,715)	(19.9)%
Other (income) expense	(30)	—%	2	—%	(32)	N/M
Income (loss) before income taxes	$(55,510)	(26.2)%	$(206,434)	(126.4)%	$150,924	(73.1)%
_________________________
NM = Not meaningful

	Nine months ended Sep. 30, 2021		Nine months ended Sep. 30, 2020
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$476,391	77.7%	$316,211	73.3%	$160,180	50.7%
Medicare - External	117,116	19.1%	77,305	17.9%	39,811	51.5%
IFP and Other - Internal	13,505	2.2%	21,798	5.1%	(8,293)	(38.0)%
IFP and Other - External	5,803	0.9%	16,113	3.7%	(10,310)	(64.0)%
Net revenues	612,815	100.0%	431,427	100.0%	181,388	42.0%
Segment profit (loss):
Medicare - Internal	73,574	12.0%	123,946	28.7%	(50,372)	(40.6)%
Medicare - External	(453)	(0.1)%	892	0.2%	(1,345)	N/M
IFP and Other - Internal	657	0.1%	181	—%	476	N/M
IFP and Other - External	(227)	—%	789	0.2%	(1,016)	(128.8)%
Segment profit (loss)	73,551	12.0%	125,808	29.2%	(52,257)	(41.5)%
Corporate expense	69,176	11.3%	241,942	56.1%	(172,766)	(71.4)%
Change in fair value of contingent consideration liability	—	—%	19,700	4.6%	(19,700)	N/M
Amortization of intangible assets	70,543	11.5%	70,543	16.4%	—	—%
Loss on extinguishment of debt	11,935	1.9%	—	—%	11,935	N/M
Interest expense	23,886	3.9%	24,378	5.7%	(492)	(2.0)%
Other (income) expense	27	—%	(494)	(0.1)%	521	(105.5)%
Income (loss) before income taxes	$(102,016)	(16.6)%	$(230,261)	(53.4)%	$128,245	(55.7)%
_________________________
NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and nine months ended September 30, 2021 and 2020, for those submissions that are commissionable (compensated through commissions received from carriers):

Medicare - Total Commissionable Submitted Policies	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Medicare Advantage	149,680	97,675	475,717	314,088
Medicare Supplement	648	1,245	2,774	6,164
Prescription Drug Plans	1,923	2,006	6,890	6,437
Total Medicare	152,251	100,926	485,381	326,689
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three and nine months ended September 30, 2021 and 2020. Only commissionable policies are used to calculate LTV.

Medicare - Internal Commissionable Approved Submissions	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Medicare Advantage	145,619	77,186	395,804	228,612
Medicare Supplement	183	315	702	1,602
Prescription Drug Plans	2,208	1,574	6,525	5,319
Total Medicare	148,010	79,075	403,031	235,533

Medicare - External Commissionable Approved Submissions	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Medicare Advantage	47,488	19,390	121,179	80,656
Medicare Supplement	427	844	1,823	4,035
Prescription Drug Plans	191	352	716	1,206
Total Medicare	48,106	20,586	123,718	85,897
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and nine months ended September 30, 2021 and 2020:

LTV per Approved Submission	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Medicare Advantage	$926	$987	$957	$913
Medicare Supplement	$874	$934	$834	$929
Prescription Drug Plans	$215	$215	$215	$216
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and nine months ended September 30, 2021 and 2020, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

Medicare - Total Non-Commissionable Submitted Policies	Three months ended Sep. 30, 2021	Three months ended Sep. 30, 2020	Nine months ended Sep. 30, 2021	Nine months ended Sep. 30, 2020
Medicare Advantage	1,532	6,472	10,703	20,806
Medicare Supplement	1,327	1,716	5,019	5,262
Prescription Drug Plans	542	1,034	2,218	2,787
Total Medicare	3,401	9,222	17,940	28,855

The following table presents a reconciliation from net income to non-GAAP Adjusted EBITDA guidance for the twelve months ended December 31, 2021:

	Twelve months ended Dec. 31, 2021
	Guidance Range
(in thousands)	Low	High
Net revenues	$1,200,000	$1,300,000
Net income	126,603	156,603
Interest expense	30,000	30,000
Income tax expense	220	220
Depreciation and amortization expense	102,000	102,000
EBITDA	258,823	288,823
Loss on extinguishment of debt (1)	11,935	11,935
Share-based compensation expense (2)	28,000	28,000
Loss on sublease (3)	1,062	1,062
Legal fees (4)	180	180
Adjusted EBITDA	$300,000	$330,000
Adjusted EBITDA margin	25%	25%
_________________________
(1)Represents the loss on debt extinguishment related to the Term Loan Facility.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents the loss related to a sublease agreement.
(4)Represents non-recurring legal fees unrelated to our core operations.